Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

TA OPERATING LLC,	)
)
Plaintiff,	)
)
v.	)	C.A. No. -
)
COMDATA, INC., and FLEETCOR	)
TECHNOLOGIES, INC.,	)
)
Defendants.	)

VERIFIED COMPLAINT

Plaintiff TA Operating LLC (“TA”), for its complaint for declaratory, injunctive, and other relief against Defendants Comdata, Inc. (“Comdata”) and FleetCor Technologies, Inc. (“FleetCor,” and together with Comdata, “Defendants”), alleges as follows:

SUMMARY OF THE ACTION

1.             This action seeks declaratory, injunctive, and other relief to enforce TA and Comdata’s (the “Parties”) longstanding contractual relationship, which the Parties expressly agreed in writing would endure until 2022, but which the Defendants now seek to undo for the purpose of obtaining a better bargain for themselves to the detriment of TA.

2.             TA operates 224 full-service travel centers around the Country that serve, among others, trucking companies and their drivers.  A large majority of truckers use a payment method known as trucker “fuel cards,” which allow truckers to purchase fuel and other goods and services, and permit trucking companies to track fuel and other purchases made by their drivers throughout the United States.  Almost all trucking companies use only one fuel card.

3.             Upon information and belief, Comdata is the largest issuer of fuel cards in the Country.  Approximately 40% of all of TA’s diesel fuel sales are completed using Comdata fuel cards.

4.             TA has regularly accepted Comdata fuel cards for several decades.  In 2010, the Parties entered into a new merchant agreement (the “Merchant Agreement”) to permit TA’s continuing acceptance of payments made with Comdata’s fuel cards at TA’s locations.

5.             The 2010 Merchant Agreement was scheduled to expire on January 2, 2016.

6.             As set forth in the Merchant Agreement, TA agreed to pay Comdata a transaction fee each time a trucker purchased fuel or other items at a TA travel center using a Comdata payment method (the “Transaction Fee”).

7.             In 2011, the Parties amended the Merchant Agreement.  The term of the Merchant Agreement was extended to January 2, 2022, and the Transaction Fees were modestly adjusted.

8.             The Parties’ amended Merchant Agreement governs thousands of Comdata fuel card transactions that are processed at TA’s locations every day, allowing TA’s customers to make fuel and other purchases at TA’s travel centers.

9.             In or around November 2014, FleetCor Technologies, Inc. (“FleetCor”) acquired Comdata from its previous owners.  Since that time, FleetCor has made concerted efforts to increase Comdata’s revenues, including by increasing transaction and other fees paid by merchants like TA.

10.          Despite the plain terms of the Merchant Agreement, Greg Secord, President of North American Trucking for FleetCor and Comdata, has told TA executives that FleetCor and Comdata believe that TA’s Merchant Agreement term is too long and that the Transaction Fees as set in the Merchant Agreement are too low; and Mr. Secord has sought to renegotiate the deal the Parties struck in 2011.  TA has declined to do so.

11.          When Comdata’s efforts to renegotiate the Merchant Agreement failed, Comdata and FleetCor deployed a scheme to get out of Comdata’s contractual commitments under the Merchant Agreement.

12.          On September 7, 2016, Comdata and FleetCor initiated their improper and abusive business plan to renege on the Merchant Agreement.

13.          On September 7, 2016, Comdata sent TA a letter (the “September 7th Letter”), which TA received on September 12, 2016.  A complete and accurate copy of the September 7th Letter, along with confirmation of its receipt on September 12th, is attached hereto as Exhibit A.

14.          Importantly, the September 7th Letter did not claim that TA failed to honor its obligations under the Merchant Agreement.  Rather, Comdata claimed that TA was in “default” of the Merchant Agreement because TA had purportedly failed to install at TA locations certain radio frequency identification (“RFID”) equipment and related software (the “RFID System”).  The September 7th Letter further stated that TA had 30 days from receipt of Comdata’s notice to cure the purported default of failure to install RFID Systems at TA locations.

15.          The RFID System is a means of payment that allows a fueling station to recognize purchases through transmission of electronic signals from a device installed in the purchaser’s truck, like a toll transponder, without presenting a physical card.

16.          The Merchant Agreement does not, however, refer to the RFID System because it has nothing to do with the Parties’ rights and obligations under the Merchant Agreement, which concerns TA’s acceptance of Comdata’s fuel cards and the payment of Transaction Fees.

17.          Indeed, the entire basis of Comdata’s contrived and disingenuous claim of a purported “default” under the Merchant Agreement in the September 7th Letter is not based on the Merchant Agreement at all.  Instead, Comdata points to an entirely different agreement:  the Parties’ 2012 FIM Solution Agreement (the “RFID Agreement”), which is the only agreement between the Parties addressing installation of RFID Systems.

18.          The RFID Agreement is separate from the Merchant Agreement.  Neither agreement incorporates the terms of the other, and neither agreement provides that a breach of one agreement constitutes a breach of the other.

19.          Notably, the September 7th Letter does not cite to any requirement in the Merchant Agreement concerning installation of the RFID System.  This is because there is no such provision.  In fact, other than a “whereas” clause reference to the RFID Agreement in the 2011 amendment to the Merchant Agreement, there is no mention whatsoever of anything associated with the RFID Systems in any written agreement of the Parties affecting the Merchant Agreement.

20.          Furthermore, the Merchant Agreement only allows Comdata to terminate the Merchant Agreement if TA breaches a material obligation of the Merchant Agreement.  The RFID Agreement likewise only allows Comdata to terminate the RFID Agreement if TA breaches a material obligation of the RFID Agreement—not the Merchant Agreement.

21.          In all events, however, TA has not breached the Merchant Agreement or the RFID Agreement.

22.          Under the RFID Agreement, which is not relevant to TA’s compliance with the Merchant Agreement, both Parties undertook to cooperate to integrate the RFID System into TA’s point of sale systems “as soon as reasonably practical.”

23.          For TA’s part, it has diligently purchased and installed RFID Systems at its locations at substantial cost and effort.  The extended time it took to install RFID Systems at TA’s locations was substantially due to the RFID System’s design and engineering issues—which were Comdata’s express responsibility under the RFID Agreement—and to Comdata’s delays in delivering the necessary equipment purchased by TA.

24.          In fact, TA has complied with its obligations under the RFID Agreement.  Before the end of Comdata’s purported 30 day “cure” period, RFID equipment was installed and TA was processing RFID transactions at 201 of 224 TA locations, RFID equipment at one location was damaged and awaiting repairs, and RFID installation at TA’s remaining locations was awaiting delivery of equipment from Comdata.

25.          TA notified Comdata of its compliance with the RFID Agreement by letter dated October 13, 2016.  A complete and accurate copy of TA’s October 13, 2016 letter is attached hereto as Exhibit B.

26.          As of the date of this Complaint, TA has paid Comdata, its designated supplier, and other vendors at least $7 million for equipment and services under the

RFID Agreement.  TA also has incurred significant additional costs in its efforts to correct faulty designs and engineering in Comdata’s RFID Systems.

27.          Notwithstanding the foregoing, on November 2, 2016, Comdata notified TA that TA purportedly failed to cure Comdata’s contrived “default” under the Merchant Agreement within the 30 days set in its September 7th Letter, and that Comdata therefore was terminating the Merchant Agreement, based on a purported breach of the RFID Agreement, “effective immediately.”  A complete and accurate copy of Comdata’s November 2, 2016 letter is attached hereto as Exhibit C.

28.          The Merchant Agreement does not incorporate the RFID Agreement.   Instead, the Merchant Agreement expressly limits a Party’s right to terminate the Merchant Agreement to situations in which a Party “defaults in the performance of any material obligations, covenants, or conditions contained in this [Merchant] Agreement.”

29.          Comdata has not, and cannot, identify any such material obligation, covenant, or condition of the Merchant Agreement that TA has breached, and therefore Comdata has no basis to terminate the Merchant Agreement.

30.          Upon information and belief, Comdata has also sought to inhibit TA’s ability to complete installation of the RFID System, and thereby unfairly and deceptively manufacture a purported default of the Merchant Agreement by TA of obligations and undertakings that are contained nowhere in the Merchant Agreement.

31.          Upon information and belief, FleetCor and its executives have helped orchestrate this bad faith scheme in order to increase FleetCor’s revenues and to renege on and renegotiate a contract it inherited when it acquired Comdata.

32.          Both Defendants’ abusive and unfair business practices reflect their transparent efforts to unlawfully dishonor the terms of Comdata’s binding Merchant Agreement with TA.

33.          Comdata’s unlawful purported termination of the Merchant Agreement, if allowed to stand, would immediately devastate TA’s ability to transact commerce with its customers who do thousands of transactions every day at TA’s locations nationwide—representing a substantial portion of TA’s revenue—and would irreparably harm TA’s business-critical relationships with its customers.

34.          TA accordingly seeks in this action, inter alia, (a) a declaration that TA is not in default of the Merchant Agreement; (b) an order for specific performance by Comdata of its obligations under the Merchant Agreement; (c) preliminary and permanent injunctive relief; and (d) other relief as this Court deems appropriate, including payment of TA’s attorney’s fees and costs.

THE PARTIES

35.          Plaintiff TA is a Delaware limited liability company with its headquarters and principal place of business in Westlake, Ohio.  TA owns, leases and operates 224 travel centers nationwide under the “TravelCenters of America” and “Petro Stopping Centers” brands.

36.          Defendant Comdata is a Delaware corporation, which maintains its headquarters and principal place of business in Brentwood, Tennessee.  Comdata, as the direct successor entity of Comdata Network, Inc., d/b/a Comdata Corporation, is legally bound by the Merchant Agreement according to the Merchant Agreement’s own terms.  Comdata is a wholly owned subsidiary of FleetCor.

37.          Defendant FleetCor is a Delaware corporation, which maintains its headquarters and principal place of business in Norcross, Georgia.  FleetCor, on its own and through subsidiaries such as Comdata, provides, among other things, credit and debit payment services to third parties, including truckers, trucking companies and merchants (like TA) who sell goods and services to truckers and trucking companies.  FleetCor acquired Comdata and certain of its subsidiaries in or around November 2014.

38.          On information and belief: FleetCor dominates, influences, and controls the business, property and affairs of its wholly owned subsidiary,

Comdata, and controls Comdata’s officers.  The core strategic decisions concerning Comdata’s business are made by FleetCor.  There exists a unity of interest and ownership between FleetCor and Comdata and a failure to follow corporate formalities.  Indeed, certain executives, including Comdata President Greg Secord, are officers of both Comdata and FleetCor.  Adherence to the fiction of a separate existence between Comdata and FleetCor would permit an abuse of the corporate privilege and would sanction fraud and promote injustice.

JURISDICTION AND VENUE

39.          This Court has subject matter jurisdiction over this cause in equity under 10 Del C. § 341, which grants this Court jurisdiction “to hear and determine all matters and causes in equity.”

40.          Pursuant to 10 Del. C. § 6501, this Court may grant declaratory relief in matters that present an underlying basis for equity jurisdiction.

41.          This action also arises under Tennessee law pursuant to Merchant Agreement § 13(g) and RFID Agreement § 15.

42.          This Court has personal jurisdiction over Comdata because it is an entity organized in Delaware and existing under the laws of Delaware.

43.          This Court has personal jurisdiction over FleetCor because it is an entity organized in Delaware and existing under the laws of Delaware.

FACTS

A.                                    Background

44.          Long-haul trucking companies operate heavy duty tractor-trailer trucks that transport freight around the Country.

45.          TA is one of the largest travel center companies in the United States, operating a nationwide network of facilities for commercial trucking operators to purchase fuel, meals and other supplies, and to provide them parking and other amenities, while transporting freight along the United States interstate-highway system.

46.          Comdata provides payment methods for a number of industries, including the transportation and trucking industries.  Comdata’s payment systems for the commercial trucking industry historically have included trucker fuel cards.

47.          Trucker fuel cards allow drivers to purchase fuel and other necessities at travel centers like those operated by TA, and allow trucking companies to both control and monitor the individual truck operators’ purchases and collect data about fuel costs, fuel purchase volume, mileage and other information relevant to the trucking companies’ operations.

48.          Upon information and belief, Comdata is the dominant provider of fuel cards to the trucking industry, and more truckers use Comdata fuel cards than any other payment method.

49.          TA has accepted Comdata’s fuel cards for more than two decades.  Comdata’s fuel cards are presently one of the most widely used forms of payment for TA’s commercial trucking customers.

B.                                    The 2010 Merchant Agreement

50.          On December 15, 2010, the Parties entered into an agreement governing TA’s continuing acceptance of Comdata’s fuel cards.  A complete and accurate copy of the Merchant Agreement is attached hereto as Exhibit D (filed under seal because of a confidentiality agreement included within the Merchant Agreement).

51.          The Merchant Agreement provides for TA’s acceptance of Comdata’s fuel cards, establishes several methods for Comdata (and the trucking companies that use the Comdata fuel card) to pay TA, and sets forth numerous rights and obligations for each Party.  The Merchant Agreement also establishes a schedule of the Transaction Fees that TA pays to Comdata for each transaction initiated at TA’s locations via a Comdata fuel card, which fees generally vary depending upon whether Comdata or TA assumes the credit risk associated with each customer and the settlement terms (i.e., how fast Comdata is required to pay TA).

52.          By its original terms, the Merchant Agreement was effective  December 15, 2010 and expired January 2, 2016.

53.          The Merchant Agreement does not permit either party to terminate the Merchant Agreement before the end of the Merchant Agreement term other than under the specific, limited circumstances set forth in the Merchant Agreement:

[I]n the event either party defaults in the performance of any material obligations, covenants, or conditions contained in this Agreement, and does not cure such default within thirty (30) days following receipt by such party of written notice describing such default from the other party to this Agreement, or becomes insolvent, bankrupt, or goes into receivership, the other party shall have the right, in its sole discretion, to terminate this Agreement immediately.

(Merchant Agreement § 8 (emphasis added).)

54.          The Merchant Agreement states that it, along with its attached Schedules, “constitutes the entire Agreement between parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, and writings.”  (Merchant Agreement § 13(e).)

55.          The Merchant Agreement also provides that it “may not be released, discharged, changed, or modified except by an instrument in writing, duly executed by each party hereto,” and further that the foregoing provision quoted in this paragraph “may not be waived.”  (Merchant Agreement § 13(f).)

56.          Finally, the Merchant Agreement provides that

[i]n the event either party shall engage an attorney to enforce, protect, or preserve any rights it might have under this Agreement, the prevailing party in such suit shall be entitled to recover its reasonable attorney’s fees and associated costs, in addition to any other relief to which it may be entitled.

(Merchant Agreement § 13(c).)

C.                                    The December 2011 Amendment To The Merchant Agreement

57.          Subsequently, on or around December 14, 2011, the Parties executed an Amended and Restated Amendment to the Merchant Agreement (the “Merchant Agreement Amendment”).  A complete and accurate copy of the Merchant Agreement Amendment is attached hereto as Exhibit E (filed under seal because of the confidentiality agreement included within the Merchant Agreement).

58.          The Merchant Agreement Amendment amended Section 1 of Schedule A of the Merchant Agreement to provide for a revised schedule of Transaction Fees and extended the term of the Merchant Agreement until January 2, 2022.  (Merchant Agreement Amendment ¶¶ 4-5.)

59.          The Merchant Agreement Amendment further acknowledges, in one prefatory “Whereas” clause, that the Parties contemporaneously entered into a separate agreement governing TA’s purchase of a certain RFID technology from Comdata.

60.          However, neither the Merchant Agreement nor the Merchant Agreement Amendment imposes any obligations on either party with respect to Comdata’s RFID technology, nor do they condition Comdata’s performance of the Merchant Agreement on TA’s performance under the separate RFID Agreement.

61.          The Merchant Agreement Amendment makes clear that its changes to the Merchant Agreement are limited:

Except as expressly amended herein, all terms and provisions of the [Merchant Agreement] shall remain unchanged and in full force and effect. Capitalized terms not defined herein shall have the meaning ascribed thereto in the [Merchant Agreement].

(Merchant Agreement Amendment ¶ 6.)

D.                                    The RFID Agreement

62.          In or around 2011, Comdata introduced RFID devices designed to expedite fuel purchase transactions for truck operators.

63.          In theory, RFID device readers installed at merchants’ locations would automatically detect the presence of a truck equipped with an authorized RFID tag when that truck approaches a fueling lane and initiate the fuel purchase transaction.

64.          In theory, merchants who install RFID Systems may be able to attract more business from truckers who install RFID signal tags than merchants who require truckers to swipe their fuel cards, but there is no difference in the Transaction Fees paid by TA to Comdata for transactions initiated by an RFID signal tag than for fuel transactions initiated with a Comdata fuel card swipe.

65.          Comdata marketed its RFID System—i.e., hardware and software to be installed at merchants’ locations and integrated into merchants’ point of sale systems—to TA and other merchants.  Upon information and belief, Comdata also marketed the RFID signal tags to trucking companies that use Comdata fuel cards.

66.          On or around December 14, 2011, the Parties executed the RFID Agreement, which governed TA’s purchase of RFID Systems to be installed at TA locations.  A complete and accurate copy of the RFID Agreement is attached hereto as Exhibit F (filed under seal because of the confidentiality agreement included within the RFID Agreement).

67.          The RFID Agreement by its terms became effective January 1, 2012. (RFID Agreement at p. 1.)  The RFID Agreement requires TA to purchase RFID Systems for its locations, including both hardware and software, from Comdata or its designated supplier at pre-set prices plus annual software support fees.  Upon information and belief, Comdata earned, or intended to earn, profits under the RFID Agreement in addition to, and separate from, the profits Comdata earns under the Merchant Agreement.

68.          The RFID Agreement does not incorporate by reference the Merchant Agreement or Merchant Agreement Amendment, or its terms.  Indeed, the RFID Agreement does not even mention the Merchant Agreement or Merchant Agreement Amendment in any way.

69.          Rather, the “scope” of the RFID Agreement is expressly limited to the terms and conditions of TA’s purchase and license of the RFID System, via each

“Order Form” signed by TA and accepted by Comdata.  (RFID Agreement at p. 1 & § 1.)

70.          The RFID Agreement makes clear that it, “together with the Order Form or Forms and any Exhibits to this Agreement . . . , constitutes the entire Agreement between the [P]arties.”  (RFID Agreement § 1.)

71.          Neither the Merchant Agreement nor the Merchant Agreement Amendment is an “Exhibit” to the RFID Agreement.

72.          The RFID Agreement provides that:

Comdata and [TA] will reasonably cooperate to integrate the [RFID] System and [TA’s] point of sale and/or other relevant systems and to complete that integration as soon as reasonably practical. Comdata understands that a portion of the process of integration will need to be coordinated between [TA] and [TA’s] vendors and that [TA] will direct its vendors in [TA’s] discretion and at [TA’s] cost. . . . Comdata and [TA] will reasonably cooperate regarding the installation and initial set up of the [related software].

(RFID Agreement § 5.)

73.          Similarly, under the RFID Agreement, Comdata is responsible for shipping the RFID Systems to each location designated by TA and for assisting TA in locating a qualified installer for the RFID Systems.  (Id.)

74.          Like the Merchant Agreement, the RFID Agreement has its own termination provisions for certain specified breaches of the RFID Agreement.  For example, the RFID Agreement provides for automatic termination of TA’s license to the RFID Software provided for under the agreement if TA “fails to comply with the terms and conditions described in this [RFID Agreement] and/or any Order Form.”  (RFID Agreement § 4(e).)  The RFID Agreement does not, however, authorize Comdata to terminate the Merchant Agreement in the event of any breach of, or non-compliance with, the terms of the RFID Agreement or any Order Form.

E.                                    TA Proceeds To Implement the RFID System At Its Locations

75.          Following the entry of the RFID Agreement, TA commenced installation of the RFID System at its locations, and worked to complete the installation and integration as soon as reasonably practicable.

76.          However, the RFID Systems, which Comdata was responsible for designing and engineering, exhibited widespread design incompatibilities and hardware failures during their installation at TA locations.  For example, before the end of 2012, it became apparent that Comdata had failed to properly engineer the RFID System to work with TA’s existing diesel canopy systems (i.e., the roof over TA’s diesel fueling lanes).  To remedy this, Comdata directed its designated vendor to re-engineer the RFID Systems.

77.          After TA took steps to install Comdata’s re-engineered RFID Systems, and did so in accordance with Comdata’s instructions and with Comdata’s recommended installation vendor, TA learned in October 2014 that the

RFID System was failing at 40 percent of its locations due to water penetration in certain RFID System hardware.  Due to the water penetration issues, re-engineering by Comdata was once again required.

78.          The problems described in preceding paragraphs 76 and 77, among others, added to the time for the RFID Systems’ installations at TA locations and resulted in significant additional costs to TA.

79.          Comdata was aware of these design and hardware issues by virtue of Comdata’s responsibility for their occurrence and for remedying them, and, accordingly, Comdata was aware of the RFID Systems’ installation progress at TA’s locations throughout the RFID Systems installation process and through the present.  Nonetheless, at no time from the commencement of the RFID Agreement in January 2012 until the summer of 2016 did Comdata complain or assert any actual or potential non-compliance by TA in connection with TA’s installing the RFID Systems at its locations.

80.          TA incurred significant installation and remediation costs in connection with installing the RFID Systems, in addition to the more than $7 million that TA paid to third parties, including Comdata and its designated vendors, for the RFID Systems.

F.                                     Comdata Comes Under New Management And Attempts To Renegotiate Its Transaction Fees Under The Merchant Agreement

81.          In or around November 2014, approximately three years after the Merchant Agreement was amended and extended, FleetCor acquired Comdata from its prior owners.

82.          Upon information and belief, FleetCor was aware of the terms of the Merchant Agreement at the time it acquired Comdata.  Since the acquisition was completed, FleetCor has made concerted efforts to increase Comdata’s revenues, including through higher transaction fees paid by TA and others.

83.          Indeed, Comdata and FleetCor executives have told TA executives that they believe TA’s Transaction Fees as set forth in the Merchant Agreement are too low, and they have pressured TA to renegotiate the Merchant Agreement.

84.          In the summer of 2016, Greg Secord, President of North American Trucking for Comdata and FleetCor, complained to TA executives that the Merchant Agreement provided Comdata with insufficient revenue.  Secord warned TA executives that Comdata was considering ways to direct trucker business (and revenue) away from TA unless TA would agree to change the terms of the Merchant Agreement or agree to expand its relationship with Comdata to other services and thereby provide increased revenue to Comdata.

85.          Despite Comdata’s threats, TA refused to renegotiate the terms of the Merchant Agreement.

G.                                   Comdata Undertakes A Scheme To Manufacture A Purported Default Under The Merchant Agreement, Despite No Contractual Basis To Do So, And Comdata Breaches The Merchant Agreement By Purporting To Terminate It

86.          As of September 6, 2016, TA had installed the RFID System at 202 of its 224 locations.

87.          TA was also ready, willing, and able to activate the RFID System at these 202 locations, but could not do so until Comdata confirmed that it was ready to process RFID transactions initiated at these locations.

88.          For the small balance of its locations, TA was in the process of repairing the RFID System at one location, and installing the RFID System at its 21 remaining locations for which TA had not yet received the RFID Systems from Comdata.  On or before September 6, 2016, in order to place orders for RFID Systems for the remainder of its locations, TA representatives contacted Comdata’s designated vendor, who told TA that Comdata’s contract with the vendor was no longer effective and suggested that TA contact Comdata itself, which TA did.  Then, more than four weeks passed before Comdata even confirmed that it could deliver the requested RFID Systems.

89.          Upon information and belief, Comdata’s failure to respond and process TA’s RFID System orders was part of its scheme to manufacture a purported breach of the RFID Agreement, which the Defendants then intended to use as a basis to terminate or renegotiate the Merchant Agreement.

90.          On September 12, 2016, TA received a notice dated September 7, 2016 from Comdata.  This September 7th Letter purported to assert a “default” by TA of the Merchant Agreement “for failing to install the Radio Frequency Identification (RFID) technology at all locations.”  The September 7th Letter also purported to provide TA 30 days from TA’s receipt of that letter to “cure” the supposed “default” purported by the September 7th Letter.  A copy of the September 7th Letter and evidence of its receipt by TA on September 12, 2016 are attached hereto as Exhibit A.

91.          Comdata made its assertions in the September 7th Letter regarding a supposed “default” of the Merchant Agreement resulting from the lack of RFID System installations in all of TA’s locations, notwithstanding that neither installation of the RFID Systems—nor any reference to the RFID Systems or the RFID Agreement—constitutes any term, or any part of any term, in the Merchant Agreement.  By letter dated September 16, 2016 (the “September 16th Letter”), TA advised Comdata that the Merchant Agreement does not address installation of the RFID Systems, and that there could therefore be no default under the Merchant Agreement as asserted in the September 7th Letter.  A complete and accurate copy of TA’s September 16 Letter is attached hereto as Exhibit G.

92.          The September 16th Letter also advised Comdata that, in addition to there being no default under the Merchant Agreement, TA had already completed installation of the RFID Systems at 202 of its 224 locations and was actively working to complete the rest, but TA needed equipment and software licenses from Comdata to do so.

93.          By letter dated September 21, 2016 (the “September 21st Letter”), Comdata confirmed receipt of the September 16th Letter and stated that the 30 day “cure” period for TA’s supposed “default” would end on October 13, 2016.  A complete and accurate copy of Comdata’s September 21st Letter is attached hereto as Exhibit H.

94.          On or around September 22, 2016, having received no response from Comdata regarding its prior RFID Systems orders, TA resubmitted its prior orders directly to Comdata’s President, Greg Secord, for the equipment and software necessary to install the RFID Systems at the remaining sites.

95.          On or around September 23, 2016, Mr. Secord responded that he was in the process of investigating the current pricing for the RFID Systems for the remaining sites and represented that he would follow up with TA when he obtained those details.  Mr. Secord’s delay and obfuscation regarding the RFID Systems’ pricing breached the RFID Agreement’s requirement that Comdata “cooperate” with, not obstruct, the installation of the RFID Systems.  (RFID Agreement § 5.)

96.          On or around September 27, 2016, TA wrote Comdata again, reiterating that there was no breach or default of the Merchant Agreement, and advising that TA was processing transactions using the RFID Systems at 163 locations, that it expected it would be able to accept transactions using the RFID Systems at 39 additional locations that week, and that it planned to process transactions using the RFID Systems at its remaining 22 locations as soon as Comdata provided the equipment and software licenses that TA had ordered.

97.          On or around October 13, 2016, the date that Comdata purported was the deadline to “cure” TA’s supposed “default,” TA advised Comdata by letter that it was accepting transactions using the RFID System at 90 percent of its locations (201 out of 224 travel centers), that it was repairing damaged equipment at one site, and, again, that it would install the remaining 22 RFID Systems as soon as it received them from Comdata.  A copy of TA’s October 13th letter is attached hereto as Exhibit B.

98.          In October 2016, TA received the RFID Systems for the remaining 22 locations.  Since then, TA has been diligently working to install and activate the RFID System at these locations.

99.          Nevertheless, by letter dated November 2, 2016 (the “November 2nd Letter”), Comdata advised TA that it had visited a number of TA locations, which Comdata did not specify, where it believed RFID Systems were not installed or where RFID transactions were not being processed.  The November 2nd Letter advised that, because TA allegedly did not comply with its “2011 [] agree[ment] to implement RFID,” Comdata was terminating the Merchant Agreement “immediately.”  A copy of the November 2nd Letter is attached hereto has Exhibit C.

100.        In its November 2nd Letter, Comdata did, however, indicate a desire to discuss the Parties’ relationship.  Upon information and belief, Comdata’s simultaneous efforts to terminate the Merchant Agreement and initiate business discussions were part of a ruse to renegotiate a deal that FleetCor and Comdata no longer liked to, among other things, extract higher Transaction Fees from TA.

101.        Since Comdata’s November 2nd Letter, FleetCor’s CEO, Ronald Clarke, has taken an active role in discussions with TA, reflecting FleetCor’s active engagement and involvement in Comdata’s scheme.  In fact, Mr. Secord has told TA executives that Mr. Clarke’s participation would be essential to resolving any disagreements with TA.

H.                                   The Harm Caused To TA By Comdata’s Unlawful Conduct

102.        Comdata’s termination of the Merchant Agreement, if allowed, would have a devastating and immediate impact on TA’s business and its customers.

103.        Comdata fuel cards are one of the most common methods of payment for commercial trucking customers at TA locations.  These transactions number in the thousands every day, accounting for one of TA’s primary sources of revenue.

104.        Many of these TA customers have, moreover, no alternative method of payment for fuel and other items, or of collecting critical operating data.  Accordingly, if Comdata terminated its Merchant Agreement with TA, TA stands to lose a significant portion of its customer base.

105.        Terminating the Merchant Agreement prematurely also risks permanently damaging TA’s reputation for servicing the customers that are loyal to TA’s business; indeed, for many of these customers, TA is the primary or preferred travel center utilized for purchases of fuel and other supplies.  Cutting off customers’ ability to pay for TA’s goods and services will permanently and irreparably damage TA’s longstanding relationship with those customers.

COUNT I

(DECLARATORY RELIEF UNDER THE MERCHANT AGREEMENT)
(AGAINST BOTH DEFENDANTS)

106.        Plaintiff TA realleges and incorporates, as though fully set forth herein, each and every allegation stated above.

107.        As explained more fully above, there exists a substantial controversy between TA and the Defendants regarding the Defendants’ rights to terminate the Merchant Agreement based on the untrue but alleged non-compliance by TA with asserted obligations contained, not in the Merchant Agreement, but in a separate agreement—i.e., the RFID Agreement.

108.        TA’s and the Defendants’ legal interests are adverse.  The Defendants are attempting to terminate the Merchant Agreement, which by its terms does not expire until 2022, based on a purportedly uncured “default” of a purported obligation in the Merchant Agreement that does not exist, and which therefore could not form the basis of any “default.”

109.        Comdata’s unlawful termination of the Merchant Agreement, if allowed, would immediately devastate TA’s ability to conduct its business of providing fuel and other goods and services to TA’s trucker customers utilizing Comdata payment methods, and would damage TA’s relationship with TA’s customers and its reputation in the industry more broadly, establishing a case or controversy and sufficient immediacy to warrant a declaratory judgment in this action.

110.        Issuance of a declaratory judgment as to the respective rights of and legal relations between TA and the Defendants concerning the term and terminability of the Merchant Agreement will afford relief from the uncertainty, insecurity and controversy giving rise to this proceeding, and will contribute to its efficient resolution.

COUNT II

(BREACH OF THE MERCHANT AGREEMENT — SPECIFIC PERFORMANCE)
(AGAINST BOTH DEFENDANTS)

111.        Plaintiff TA realleges and incorporates, as though fully set forth herein, each and every allegation stated above.

112.        The Merchant Agreement, including its amendment, is a valid and binding contract between TA and Comdata, in force at all times relevant to the claims in this action.

113.        The Merchant Agreement’s terms are clear, definite, complete, and were negotiated at arms’ length by sophisticated business entities represented by able counsel.

114.        The Merchant Agreement by its terms, as most recently amended in writing by the Parties, is in full force until January 2, 2022.

115.        The Merchant Agreement provides that a Party may only terminate the Merchant Agreement before the end of the Merchant Agreement term in the event of the other Party’s default of “any material obligations, covenants, or conditions contained in” the Merchant Agreement, and when such default is not cured within 30 days after the Merchant Agreement’s prescribed notice is given.

116.        TA has not breached any material obligation, covenant, or condition of the Merchant Agreement.

117.        The basis of the Defendants’ assertion of a purported “default” under the Merchant Agreement—the less-than-one-hundred-percent installation of the RFID Systems at TA locations—arises, if at all, under a separate agreement between the Parties, the RFID Agreement.

118.        A breach of the RFID Agreement is not a default under, and does not provide a basis to terminate, the Merchant Agreement; and, in any event, TA did not breach the RFID Agreement.

119.        The Defendants’ purported termination of the Merchant Agreement therefore constitutes a breach of the Merchant Agreement’s express terms.

120.        As a consequence of the Defendants’ breach, TA will suffer irreparable harm to its business reputation and customer relationships, in addition to monetary damages stemming from its inability to process daily transactions with the thousands of TA’s customers that utilize Comdata payment methods.

121.        The appropriate remedy for the Defendants’ breach of the Merchant Agreement is specific performance of the Merchant Agreement by the Defendants.

COUNT III

(BREACH OF THE DUTY OF GOOD FAITH AND FAIR DEALING)
(AGAINST BOTH DEFENDANTS)

122.        Plaintiff TA realleges and incorporates, as though fully set forth herein, each and every allegation stated above.

123.        The duty of good faith and fair dealing implied by law in the Merchant Agreement required the Defendants not to take opportunistic advantage in a way that could not have been contemplated at the time of contracting, or to do anything that will destroy or injure TA’s right to receive the fruits of the contract.

124.        By obstructing TA’s attempts to obtain the remaining RFID Systems and abruptly attempting to back out of its longstanding commitments under the Merchant Agreement, with no credible contractual basis to do so, in order to obtain a more lucrative price structure for itself, the Defendants have breached their duty of good faith and fair dealing.

125.        As a consequence of the Defendants’ breach, TA will suffer irreparable harm to its business reputation and customer relationships, in addition to monetary damages stemming from its inability to process daily transactions with the thousands of customers that utilize Comdata payment methods.

126.        Because a remedy at law could not adequately remedy the harm flowing from the Defendants’ imminent breach, and to prevent injustice, the appropriate remedy is specific performance.

COUNT IV

(UNFAIR AND DECEPTIVE BUSINESS PRACTICES — TENN. CODE § 47-18-109)
(AGAINST BOTH DEFENDANTS)

127.        Plaintiff TA realleges and incorporates, as though fully set forth herein, each and every allegation stated above.

128.        TA is a consumer of Comdata’s hardware, software, and services.

129.        Comdata willfully and knowingly undertook unfair, abusive and deceptive acts by, among other things, (i) leading TA to believe that Comdata would honor its obligations and Transaction Fee rates under the amended Merchant Agreement; (ii) manufacturing purported concerns regarding the RFID System’s implementation at TA’s locations in an effort to renegotiate the Merchant Agreement and obtain higher Transaction Fees; (iii) scheming to concoct a way to back out of its longstanding commitments under the Merchant Agreement by delaying and denying TA’s access to the few remaining RFID Systems needed for its remaining locations—including by disingenuously asserting the need to “investigate” pricing; (iv) manufacturing a purported default by TA to renegotiate its obligations under the Merchant Agreement; (v) purporting to terminate the Merchant Agreement with no credible contractual basis to do so; (vi) using its business leverage over TA to secure an unjust benefit; and (vii) forcing TA to bring this litigation to secure Comdata’s continued performance under the Parties’ Merchant Agreement.  Comdata took these unfair and deceptive actions at the direction of FleetCor, its sole owner, and FleetCor’s executives.

130.        Comdata’s principal executive, Greg Secord, is a member of FleetCor’s executive management team.  In addition, Secord has stated that

FleetCor’s CEO Ronald Clarke is interested in taking an active role in business discussions between the Parties concerning Comdata’s purported termination.

131.        The Merchant Agreement is governed by “the laws of the State of Tennessee without regard to its conflict of law rules.”  (Merchant Agreement § 13(g).)

132.        Furthermore, upon information and belief, Defendants’ unlawful and abusive scheme was implemented by Comdata executives and other personnel at Comdata’s Tennessee headquarters.

133.        Comdata willfully and knowingly undertook its unfair, abusive and deceptive acts in the course of its business as a provider of payment systems utilized by TA and its customers.

134.        If Comdata’s willful and knowing unfair, abusive and deceptive business practices are permitted to continue, TA will suffer irreparable harm to its business reputation and customer relationships, in addition to monetary damages from its inability to process daily transactions with the thousands of customers that utilize Comdata fuel cards.

135.        Injunctive and declaratory relief, as provided under Tenn. Code § 47-18-109(b), as well as reasonable attorney’s fees and costs under Tenn. Code § 47-18-109(e)(1), in addition to any damages TA ultimately suffers, are therefore warranted.

PRAYER FOR RELIEF

WHEREFORE, Plaintiff TA requests the following relief:

A.            A declaratory judgment that, as a matter of law, TA is not in default of the Merchant Agreement based on any of the purported non-compliance relating to installation of the RFID Systems that Comdata has asserted, because no such obligation is found in the Merchant Agreement, and that Comdata therefore may not terminate the Merchant Agreement on that basis;

B.            A judgment that Comdata has breached its contractual duties to TA;

C.            A judgment that Comdata has breached its implied duty of good faith and fair dealing to TA;

D.            A judgment that Comdata was and is willfully and knowingly engaged in unfair, abusive and deceptive business practices in the course of its business dealings with TA in violation of Tenn. Code § 47-18-109;

E.            A preliminary and permanent order enjoining and restraining the Defendants, and all of their officers, agents, servants, employees, attorneys, parent and subsidiary corporations, and all of their assigns and successors in interest, and those persons in active concert or participation with them, from breaching the Merchant Agreement, from breaching their implied duty of good faith and fair dealing, and from violating Tenn. Code § 47-18-109, including without limitation by enjoining and restraining the purported termination of the Merchant Agreement, the disruption of, or interference with, the Parties’ existing business relationship or TA’s customer relationships, and other inequitable conduct;

F.             A judgment ordering Comdata to specifically perform its obligations under the Merchant Agreement;

G.            A judgment holding FleetCor jointly and severally liable, and subject to all remedies granted to TA, to the same extent as Comdata;

H.            Awarding to TA any and all available damages, including statutory treble damages, plus pre-judgment and post-judgment interest as provided under applicable law;

I.             Awarding to TA attorney’s fees and costs pursuant to Merchant Agreement § 13(c) and Tenn. Code § 47-18-109(e)(1); and

J.             Ordering such further and additional relief as this Court may deem just, proper, and equitable.

/s/ Robert S. Saunders
OF COUNSEL: Jane E. Willis Matthew L. McGinnis ROPES & GRAY LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02199-3600 Tel.: (617) 951-7000

Robert S. Saunders (ID No. 3027)

Joseph O. Larkin (ID No. 4883)

SKADDEN, ARPS, SLATE,

MEAGHER & FLOM LLP

920 North King Street

P.O. Box 636

Wilmington, Delaware  19899-0636

Tel.:  (302) 651-3000

Attorneys for Plaintiff
TA Operating LLC

DATED: November 30, 2016